UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 N. Sam Houston Parkway East
Suite 1200

Houston, Texas 77060

(Address of principal executive offices)

(281) 876-0120

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On December 6, 2013, Ultra Petroleum Corp. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) between the Company and Goldman, Sachs & Co., as representative of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $450.0 million in aggregate principal amount of the Company’s 5.750% senior unsecured notes due 2018 (the “Notes”).

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

On December 12, 2013, the Company closed the issuance of the Notes and entered into an Indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee. The Notes were sold at par, and resulted in net proceeds to the Company of $442.1 million. The Company used the net proceeds, together with borrowings of $207.7 million under its revolving credit facility, to fund the purchase price of its Uinta Basin acquisition.

The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Notes will mature on December 15, 2018. The interest payment dates for the Notes are June 15 and December 15 of each year. Interest will be paid on the Notes from the issue date until maturity.

Prior to December 15, 2015, the Company may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 105.75% of the principal amount of Notes, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding and the redemption occurs within 120 days of the closing of such equity offering. In addition, before December 15, 2015, the Company may redeem all or a part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make-whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. On or after December 15, 2015, the Company may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 102.875% for the twelve-month period beginning on December 15, 2015, 101.438% for the twelve-month period beginning December 15, 2016, and 100% for the twelve-month period beginning December 15, 2017 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.

The Indenture contains customary covenants that restrict the ability of the Company and certain of its subsidiaries to: (i) sell assets; (ii) make investments; (iii) incur indebtedness; (iv) create or incur certain liens; (v) enter into agreements that restrict dividends, distributions or other payments from subsidiaries of the Company to the Company; (vi) consolidate, merge or transfer all or substantially all of the Company’s assets; (vii) engage in transactions with affiliates; (viii) create unrestricted subsidiaries; and (ix) engage in certain business activities. The covenants in the Indenture are subject to important exceptions and qualifications. Subject to conditions, the Indenture provides the Company and its subsidiaries will no longer be subject to certain covenants when the Notes receive investment grade ratings from Standard & Poor’s Ratings Services and Moody’s Investors Services, Inc.

The Indenture contains the following customary Events of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company to comply with certain covenants relating to asset sales, repurchases of the Notes, merger or consolidation; (iv) the Company fails to comply with a notice of default for the time periods listed in the Indenture after written notice thereof has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; (v) failure by the Company to comply for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any instrument governing indebtedness for money borrowed by the Company or any of its restricted subsidiaries or guaranteed by the Company or any of its restricted subsidiaries, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness, and, in each case, if the aggregate amount of indebtedness subject to such a default is $30.0 million or more; (vii) failure by the Company, any significant subsidiary or group of restricted subsidiaries that, taken together, would constitute a significant subsidiary to pay final judgments aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as provided in the Indenture, any subsidiary guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any subsidiary guarantor that is a significant subsidiary denies or disaffirms its obligations under the Indenture or its subsidiary guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Company, any significant subsidiary or group of restricted subsidiaries that, taken together would constitute a significant subsidiary.

Upon a continuing Event of Default, the Trustee, by notice to Company, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may, declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause the Notes to become due and payable.

Registration Rights Agreement

On December 12, 2013, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co., as representative of the Initial Purchasers in connection with the private placement of the Notes. Under the Registration Rights Agreement, the Company shall cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Company will use its commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, the Company will use its commercially reasonable efforts to cause the exchange offer to be consummated not later than 60 days after December 12, 2014. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Company is required to pay additional interest it fails to comply with its obligations to register the Notes within the specified time periods.

The descriptions of the Purchase Agreement, the Indenture and the Registration Rights Agreement set forth above are only summaries and are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, filed herewith as Exhibits 4.1 and 4.2, and the Purchase Agreement, filed herewith as Exhibit 10.1. The Indenture, Registration Rights Agreement and Purchase Agreement are incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 12, 2013, a wholly owned subsidiary of the Company completed its previously-announced acquisition of oil-producing properties and undeveloped acreage located in the Uinta Basin in Utah (the “Uinta Acquisition”) from Axia Energy, LLC for a contract price of $650.0 million, subject to customary adjustments.

A copy of the Axia Purchase Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K dated October 18, 2013 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The Company is issuing the following update on its hedging transactions as of December 12, 2013:

NYMEX	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014
Crude Oil Swaps:
Volume (MBbls)	62.0	180.0	182.0	184.0	184.0	730.0
$/Bbls	$92.63	$92.63	$92.63	$92.63	$92.63	$92.63

Natural Gas Swaps:
Volume (Bcf)	12.1	-	42.8	43.2	14.6	100.6
$/MMbtu	$3.54	-	$3.89	$3.89	$3.89	$3.89
$/Mcf	$3.75	-	$4.12	$4.12	$4.12	$4.12

Item 8.01. Other Events.

On December 6, 2013, the Company issued a news release announcing the pricing of the offering of the Notes. The full text of the news release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements relating to the Uinta Acquisition required by Regulation S-X have not been included herein but will be filed by an amendment to this Current Report not later than 71 days after the date that this Current Report is required to be filed.

(b)	Pro Forma Financial Information.

Pro forma financial information relating to the Uinta Acquisition required by Regulation S-X has not been included herein but will be filed by an amendment to this Current Report not later than 71 days after the date that this Current Report is required to be filed.

(d)	Exhibits.

Exhibit Number	Title of Document

4.1	Indenture, dated December 12, 2013, between Ultra Petroleum Corp., as Issuer, and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated December 12, 2013, between Ultra Petroleum Corp. and Goldman, Sachs & Co., as representative of the Initial Purchasers

10.1	Purchase Agreement, dated December 6, 2013, between Ultra Petroleum Corp. and Goldman, Sachs & Co., as representative of the Initial Purchasers.

10.2	Purchase and Sale Agreement dated October 18, 2013 between UPL Three Rivers Holdings, LLC and Axia Energy, LLC (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed on October 24, 2013).

99.1	News Release dated December 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

December 12, 2013	By:	/s/ Garrett B. Smith
Name: Garrett B. Smith Title: Principal Counsel and Corporate Secretary

 Exhibit Index

Exhibit Number	Title of Document

4.1	Indenture, dated December 12, 2013, between Ultra Petroleum Corp., as Issuer, and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated December 12, 2013, between Ultra Petroleum Corp. and Goldman, Sachs & Co., as representative of the Initial Purchasers

10.1	Purchase Agreement, dated December 6, 2013, between Ultra Petroleum Corp. and Goldman, Sachs & Co., as representative of the Initial Purchasers.

10.2	Purchase and Sale Agreement dated October 18, 2013 between UPL Three Rivers Holdings, LLC and Axia Energy, LLC (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed on October 24, 2013).

99.1	News Release dated December 6, 2013.